                                                               EHXIBIT 10(i)(1)

                             FORM OF
                   CHANGE IN CONTROL AGREEMENT


          AGREEMENT dated as of           , 199  , between HUNT MANUFACTURING
CO., a Pennsylvania corporation (the "Company"), and
(the "Executive").

                  W I T N E S S E T H   T H A T

          WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders that the Company and its subsidiaries be able to attract, retain and motivate highly-qualified executive personnel and, in particular, that they be assured of continuity of management in the event of any actual or threatened change in control of the Company; and

          WHEREAS, the Board of Directors of the Company believes that the execution by the Company of change in control agreements with certain executive personnel, including the Executive, is an important factor in achieving this desired end.

          THEREFORE, in consideration of the mutual obligations and agreements contained herein, and intending to be legally bound hereby, the Executive and the Company agree as follows:

          1.   Term of Agreement.

          This Agreement shall become effective at such time (the "Effective Date"), if any, as a Change in Control (as defined in Section 2 hereof) of the Company occurs; provided, however, that this Agreement shall terminate and be of no further force and effect if: (a) a Change in Control shall not have occurred by December 31, 1999, or such later date as shall have been approved by the Board of Directors of the Company and agreed to by the Executive; or (b) prior to the Effective Date, the Executive ceases, for any reason, to be an officer of the Company, except that if the Executive's status as an officer of the Company is terminated by the Company prior to a Change in Control and it is reasonably demonstrated that such termination (i) was at the request of a person or entity who or which has taken steps reasonably calculated to effect an imminent Change in Control or (ii) otherwise arose in connection with or in anticipation of an imminent Change in Control, then this Agreement shall become effective, and the "Effective Date" shall be, the date of such termination.

          2.   Change in Control.

          As used in this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if:

               (a) any person (a "Person"), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (i) the Company and/or its wholly-owned subsidiaries, (ii) any ESOP or other employee benefit plan of the Company, and any trustee or other fiduciary in such capacity holding securities under such plan, (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (iv) the Executive or any group of Persons of which he voluntarily is a part), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, or such lesser percentage of voting power, but not less than 15%, as the Board of Directors of the Company shall determine; provided, however that a Change in Control shall not be deemed to have occurred under the provisions of this subsection (a) by reason of the beneficial ownership of voting securities by members of the Bartol Family (as defined below) unless and until the beneficial ownership of all members of the Bartol Family (including any other individuals or entities who or which, together with any member or members of the Bartol Family, are deemed under Sections 13(d) or 14(d) of the Exchange Act to constitute a single Person) exceeds 50% of the combined voting power of the Company's then outstanding securities;

               (b) during any two-year period beginning after October 1, 1994, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (a) or (c) hereof) whose election by the Board of Directors of the Company, or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board; or

               (c) the Company's shareholders or the Company's Board of Directors shall approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's voting common shares (the "Common Shares") would be converted into cash, securities and/or other property, other than a merger of the Company in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger as they had in the Common Shares immediately before, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company, or (iii) the liquidation or dissolution of the Company.

          As used in this Agreement, "members of the Bartol Family" shall mean the wife, children and descendants of such children of the late George
E. Bartol III, their respective spouses and estates, any trusts primarily for the benefit of any of the foregoing and the administrators, executors and trustees of any such estates or trusts.

          3.   Employment.

               (a) The Company hereby agrees to continue the Executive in its employ (directly and/or indirectly through a subsidiary), and the Executive hereby agrees to remain in the employ of the Company (and/or any such subsidiary), for not less than the period commencing on the Effective Date and ending on the earlier to occur of the second anniversary of the Effective Date or the first day of the month following the Executive's 65th birthday (the "Employment Period"), subject to earlier termination as hereinafter provided in Section 5(a), to exercise such authority, to perform such duties, and to possess such status, offices, support staff, titles and reporting requirements as are at least commensurate with those generally exercised, performed and possessed by the Executive during the 90-day period immediately prior to the Effective Date or such lesser period as the Executive shall have been employed by the Company or its subsidiaries (the "Base Period"). Such services shall be performed at the location where the Executive was primarily employed during the Base Period or at such other location as the Company may reasonably require; provided that the Executive's travel requirements shall not be materially different in nature or scope than during the Base Period and the Executive shall not be required to accept a primary employment location which is more than 25 miles from the location at which he primarily was employed during the Base Period. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to perform faithfully, diligently and efficiently his responsibilities hereunder; provided, however, that the Executive may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities hereunder. To the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or activities similar in nature and scope thereto) thereafter shall be deemed not to interfere with the performance of the Executive's responsibilities hereunder.

               (b) The Executive acknowledges that nothing in this Agreement shall be deemed to give him continued rights to employment by the Company or its subsidiaries in an executive or any other capacity with respect to any period prior to the Effective Date, if any, of this Agreement, or, subject to
Section 1(b) hereof, to entitle the Executive to compensation or benefits in the event of termination of the Executive's employment prior to the Effective Date.

          4.   Compensation, Benefits, etc.   During the Employment Period,
the Executive shall be compensated as follows:

               (a) The Executive shall receive an annual cash salary, payable not less frequently than semi-monthly, which is not less than (i) the average of the Executive's aggregate compensation from the Company and its subsidiaries during the two calendar years preceding the Effective Date (or such lesser period as the Executive shall have been employed by the Company or its subsidiaries), as reported on the Executive's Internal Revenue Service Forms W-2 (other than compensation relating to relocation expense; the grant, exercise or settlement of stock options; the sale or other disposition of shares received upon exercise or settlement of such options; the grant, vesting or settlement of stock grants made under the Company's 1983 and 1993 Stock Option and Grant Plans; or the sale or other disposition of shares received upon vesting or settlement of such grants), or (ii) at the Executive's sole option, exercised in writing within 90 days after the Effective Date, the Executive's average annual base salary from the Company and its subsidiaries during such two-year period (or such lesser period as the Executive shall have been employed by the Company or its subsidiaries).

               (b) The Executive shall be entitled to receive fringe benefits, employee benefits and perquisites (including, but not limited to, vacation, automobile, medical, disability, dental and life insurance benefits) which are at least as favorable to the Executive as the fringe benefits, employee benefits and perquisites provided directly or indirectly by the Company to executives with comparable duties.

               (c) If the Executive limits his compensation pursuant to subsection (a)(ii) to his or her average base salary (but not otherwise), he or she shall be eligible to participate in all stock option, restricted stock and other short-term and long-term incentive compensation plans and programs which provide opportunities to receive compensation which are at least as favorable to the Executive as the opportunities provided by the Company to executives with comparable duties.

               (d) Notwithstanding any other provision of this Agreement (whether in this Section 4, in Section 6 or elsewhere), (i) the Board of Directors may authorize an increase in the amount, duration and nature of and or the acceleration of any compensation or benefits payable under this Agreement, as well as waive or reduce the requirements for entitlement thereto, and (ii) the Company may deduct from amounts otherwise payable to the Executive such amounts as it reasonably believes it is required to withhold for the payment of federal, state and local taxes.

          5.   Early Termination of Employment.

               (a) The Executive's Employment Period shall terminate prior to its stated expiration set forth in Section 3 hereof in the following circumstances:

                      (i)     the Executive's Death;

                     (ii) at the option of the Company in the event of the Executive's Disability (as defined below);

                    (iii) at the option of the Company for Cause (as defined below) or without Cause; or

                     (iv) upon resignation of the Executive in the circumstances set forth in Section 6(b)(ii) or
                              (iii).

For purposes of this Agreement: "Disability" shall mean: (1) a physical or mental disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative or (2) if the Company then has in effect a disability plan covering executives generally, including the Executive, the definition of covered total and permanent "disability" set forth in such plan; and "Cause" shall mean (A) willful and material breach of this Agreement by the Executive, (B) dishonesty, fraud, willful malfeasance, gross negligence or other gross misconduct, in each case relating to the performance of the Executive's employment hereunder, which is materially injurious to the Company, or (C) conviction of or plea of guilty to a felony; such Cause to be determined, in each case, by a resolution approved by at least two-thirds of the Directors of the Company after having afforded the Executive a reasonable opportunity to appear before the Board of Directors of the Company and present his position.

               (b) The Company shall give the Executive not less than 60 days prior written notice of any intended termination of the Executive's employment by the Company and its subsidiaries for Cause or without Cause. In the event of a proposed termination for Cause, such notice shall specify the grounds for such termination, and the Company and its subsidiaries shall only be entitled to terminate the Executive for Cause if the Executive shall have failed to remedy such Cause within said 60-day notice period. The Executive shall give the Company not less than 60 days prior written notice of any proposed resignation by the Executive.

          6.   Compensation, Benefits, etc. upon Termination.

               (a) If the Executive's Employment Period is terminated by death, Disability, resignation (other than a resignation in the circumstances set forth in subsection (b) below) or for Cause, the Company shall be obligated only to provide the compensation, benefits, etc. set forth in Section 4 hereof up to the date of termination; provided, however, that the Executive shall be entitled to such additional compensation and benefits, if any, as may be provided for under the express terms of any benefit plans or programs of the Company and its subsidiaries in which he is then participating.

               (b)  If the Executive's Employment Period is terminated by:

                      (i)     the Company without Cause;

                     (ii) resignation of the Executive at any time during the four-month period commencing one year after the Effective Date; or

                    (iii)     resignation of the Executive as a result of:
                              (1) a material change in the nature or scope of the Executive's authorities, powers, functions or duties from those described in Section 3 hereof, a reduction in the Executive's total compensation, benefits, etc. from those provided for in Section 4 hereof, or a material breach by the Company of any other provision of this Agreement, or (2) a reasonable determination by the Executive that, as a result of a Change in Control of the Company and a change in the Company's circumstances and/or operations thereafter significantly affecting his or her position, he or she is unable effectively to exercise the authorities, powers, functions or duties contemplated by
                              Section 3 hereof; there shall have been deemed to be a "Covered Termination" for the purposes of this Agreement, and the Executive shall be entitled to the compensation, benefits, etc. hereinafter provided in this Section 6.

               (c) In the event of a Covered Termination of the Executive during the Employment Period, the Company shall pay or cause to be paid to the Executive in cash a severance allowance (the "Severance Allowance") equal to **** times the sum of the amounts determined in accordance with the following paragraphs (i) and (ii):

                      (i) an amount equivalent to the highest annualized base salary which the Executive was entitled to receive from the Company and its subsidiaries at any time during the Employment Period prior to the Covered Termination; and

                     (ii) an amount equal to the average of the aggregate annual cash amounts paid to the Executive under all applicable short-term and long-term incentive compensation plans maintained by the Company and its subsidiaries during the three calendar years prior to the year such Covered Termination occurs (provided, however, that (1) such calculation shall be made on an individual incentive plan basis, (2) in determining the average amount paid under a given incentive plan during such period there shall be excluded any year in which no amounts were paid to the Executive under the plan, and (3) there shall be excluded from such calculation any amounts
                              paid to the Executive under any such incentive compensation plan as a result of the acceleration of such payments under such plan
                              due to termination of the plan, a Change in
                              Control of the Company or a similar
                              occurrence).
- -----------
     **** 2.99 times in the case of Ronald J. Naples, 2 times in the case of other executive officers; and one time in the case of other officers.

               (d)  The Severance Allowance shall be paid to the Executive:
(i) in a lump sum within 60 days after the date of any termination of the Executive covered by Sections 6(b)(i) or 6(b)(iii)(1); and (ii) in ***** equal monthly installments beginning within 30 days after any termination by the Executive covered by Sections 6(b)(ii) or 6(b)(iii)(2), subject to subsection (h) below.

               (e)  Subject to subsection (h) below:

                      (i) for a period of one year following a Covered Termination of the Executive, the Company shall make or cause to be made available to the Executive, at its expense, (1) outplacement counseling and other outplacement services comparable to those available for the Company's senior executives prior to the Effective Date and (2) an office with standard telephone equipment at the Executive's primary place of business prior to termination, or at another location reasonably satisfactory to the Executive; and

                     (ii) for a period of ****** years following a Covered Termination of the Executive, the Executive and the Executive's dependents shall be entitled to participate in the Company's life, medical and dental insurance plans at the Company's expense (to the extent provided in such plans at the time of such covered Termination) as if the Executive were still employed by the Company or its subsidiaries under this Agreement. The Executive also shall be entitled during such period to the continued use of an automobile, at the Company's or its subsidiaries' expense, if one was being provided by the Company or its subsidiaries for the Executive's use at the time of such Covered Termination or at any time during the Base Period; provided that if such automobile is under lease, such right to continued use shall not extend beyond the expiration of the term of such lease, but if the Company, its subsidiaries or the Executive have an option to purchase the automobile under such lease, the Executive shall have the right to cause such purchase option to be exercised and to purchase said automobile at its depreciated cost (as determined in accordance with the Company's policies as in effect on October 1, 1994).

               (f) If, despite the provisions of subsection (e) above, life, medical or dental insurance benefits are not paid or provided under any such plan to the Executive or his dependents because the Executive is no longer an employee of the Company or its subsidiaries, the Company itself shall, to the extent necessary, pay or otherwise provide for such benefits to the Executive or his dependents.

- -----------
     ***** 36 months in the case of Mr. Naples, 24 months for other executive officers; and 12 months for other officers.
    ****** 3 years in the case of Mr. Naples; 2 years for other executive officers; and 1 year for other officers.

               (g)  Except as expressly provided in subsections (a), (c),
(d), (e) and (f) above or under the express terms of any compensation or benefit plans of the Company or its subsidiaries applicable to the Executive, upon the date of any Covered Termination, all other compensation and benefits of the Executive shall cease to accrue; provided, however, that the Severance Allowance payable hereunder shall be in lieu of any severance payments to which the Executive might otherwise be entitled under the terms of any severance pay plan, policy or arrangement maintained by the Company and shall be credited against any severance payments to which the Executive may be entitled by statute.

               (h) Except as otherwise provided under the express terms of any compensation or benefit plans of the Company or its subsidiaries, the Company's obligations to make payments or continue benefits pursuant to sections 6(d)(ii), 6(e) and 6(f) shall terminate on the earlier to occur of:
(i) the termination date therefor specified in such sections and (ii) the date of a determination by a court or arbitration panel pursuant to Sections 7(c) or 9 hereof, respectively, that the Executive has materially and willfully violated the provisions of Section 7(a) or (b) hereof. Further, in the event the Executive becomes employed (as defined below) during the period with respect to which payments or benefits are continuing pursuant to Sections 6(d)(ii), 6(e) and/or 6(f) hereof: (1) the Executive shall notify the Company not later than the day such employment commences, (2) the benefits provided for in Sections 6(e) and 6(f) shall terminate as of the date of such employment, and (3) the amount of the Severance Allowance which the Company is obligated to pay the Executive pursuant to Section 6(d)(ii) shall be reduced on a continuing basis by the Internal Revenue Service Form W-2 or equivalent compensation earned by the Executive from such new employment. For the purposes of this subsection (h), the Executive shall be deemed to have become "employed" by another entity or person only if the Executive becomes essentially a full-time employee of a person or an entity (not more than 30% of which is owned by the Executive and/or members of his family); and the Executive's "family" shall mean his parents, his siblings and their spouses, his children and their spouses, and the Executive's spouse and her parents and siblings. Nothing herein shall relieve the Company of its obligations for compensation or benefits accrued up to the time of termination provided for herein.

          7.   Confidentiality and Non-Competition.

               (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company and its subsidiaries all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries and their respective businesses which shall have been obtained by the Executive during the Executive's employment by the Company or any of its subsidiaries and which shall not have become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company and its subsidiaries for any reason, the Executive shall not, without the prior written consent of the Company, use for the Executive's own benefit or communicate or divulge to anyone other than the Company and those designated by it any such information, knowledge or data.

               (b) The Executive agrees that, during the Executive's employment by the Company or any of its subsidiaries and, if Executive's employment is terminated by Executive pursuant to Sections 6(b)(ii) or 6(b)(iii)(2), for so long as payments are being made to the Executive pursuant to Section 6(d)(ii) hereof, the Executive shall not: (i) directly or indirectly, anywhere in the world, manufacture, produce, sell or market or cause or assist any other person or entity to manufacture, produce, sell or market any product in direct competition with any product then sold or marketed by the Company or any of its subsidiaries, whether or not utilizing any confidential information of the Company or any of its subsidiaries, or
(ii) be an employee, employer, consultant, officer, director, partner, trustee or shareholder of more than 5% of the outstanding common stock of any person or entity that is engaged in any such activities.

               (c) The Executive acknowledges that the covenants of the Executive contained in subsections (a) and (b) above are reasonable and necessary for the protection of the Company's legitimate interests. However, in the event that the duration and/or scope of any such covenant of the Executive are finally determined by any court or arbitration panel of applicable jurisdiction to be of such length or breadth as to render the covenant unenforceable, the duration and/or scope of such covenant shall be reduced to such length and/or breadth as shall render such covenant enforceable. Notwithstanding the provisions of Section 9 hereof, the Company shall be entitled to seek equitable remedies, including injunctive relief, in any court of applicable jurisdiction in the event of any breach or threatened breach by the Executive of the covenants contained in subsection (a) above (but no such equitable judicial remedy shall be available for a breach of subsection (b) above).

               (d) In the event that it is determined by a court or arbitration panel pursuant to Sections 7(c) or 9 hereof, respectively, that Executive has materially and willfully violated the provisions of Section 7(a) or (b) hereof, the court or arbitration panel may award damages to the Company; provided, however, that such damages, in the case of a violation of
Section 7(b) hereof, shall not exceed the amount of the compensation and the cost to the Company of the benefits received by the Executive under this Agreement during the period that the violation existed plus interest thereon. In no event shall an asserted violation of the provisions of Section 7(a) or
(b) hereof constitute a basis for deferring or withholding any compensation or benefits otherwise payable to the Executive under this Agreement unless and until the existence of a material and willful violation is determined by a court or by arbitration pursuant to Sections 7(c) or 9 hereof, respectively.

          8. Set-Off Mitigation. Subject to Section 6(h) hereof, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

          9.   Arbitration; Costs and Expenses of Enforcement.

               (a) Except as otherwise provided in Section 7(c) and 10(b) hereof, any controversy or claim arising out of or relating to this Agreement or the breach thereof which cannot promptly be resolved by the parties shall be promptly submitted to and settled exclusively by arbitration in the City of Philadelphia, Pennsylvania in accordance with the laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third of whom shall be appointed by the first two arbitrators. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

               (b) In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with the enforcement of his said rights (including those incurred in or related to any arbitration proceedings provided for in subsection (a) above and the enforcement of any arbitration award in court), regardless of the final outcome, unless the arbitrators or a court shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

          10.  Limitation on Payment Obligation.

               (a) For purposes of this Section 10, all terms capitalized but not otherwise defined herein shall have the meanings as set forth in Section 280G of the Internal Revenue Code of 1986, as amended, together with any applicable regulations thereunder (the "Code"). In addition:

                      (i) The term "Parachute Payment" shall mean a payment described in Section 280G(b)(2)(A) or
                              Section 280G(b)(2)(B) (including, but not limited to, any stock option rights, stock grants and other cash and noncash compensation amounts that are treated as payments under either such section), and not excluded under Section 280G(b)(4)(A) or *280G(b)(6), of the Code;

                     (ii) The term "Reasonable Compensation" shall mean reasonable compensation for prior personal services as defined in Section 280G(b)(4)(B) of the Code and subject to the requirement that any such reasonable compensation must be established by clear and convincing evidence; and

                    (iii) The portion of the "Base Amount" and the amount of "Reasonable Compensation" allocable to any "Parachute Payment" shall be determined in accordance with Section 280G(b)(3) and (4) of the Code.

               (b) Notwithstanding any other provision of this Agreement, each Parachute Payment to be made to or for the benefit of the Executive, whether pursuant to this Agreement or otherwise, with respect to a Change in Control shall be reduced if and to the extent necessary so that the aggregate Present Value of all such Parachute Payments shall be at least one dollar ($1) less than the greater of (i) three times the Executive's Base Amount and (ii) the aggregate Reasonable Compensation allocable to such Parachute Payments. Unless otherwise agreed by the Executive and the Company, any reduction in Parachute Payments caused by reason of this subsection (b) shall be made proportionately with respect to each such Parachute Payment.

               This subsection (b) shall be interpreted and applied to limit the amounts otherwise payable to the Executive under this Agreement or otherwise only to the extent required to avoid any material risk of the imposition of excise taxes on the Executive under Section 4999 of the Code or the disallowance of a deduction to the Company under Section 280G(a) of the Code. In the making of any such interpretation and application, the Executive shall be presumed to be a disqualified individual for purposes of applying the limitations set forth in this subsection (b) without regard to whether or not the Executive meets the definition of disqualified individual set forth in Section 280G(c) of the Code. In the event that the Executive and the Company are unable to agree as to the application of this subsection (b), the Company's independent auditors shall select independent tax counsel to determine the amount of such limits. Such selection of tax counsel shall be subject to the Executive's consent, provided that the Executive shall not unreasonably withhold his consent. The determination of such tax counsel under this Section shall be final and binding upon the Executive and the Company.

               (c) Notwithstanding any other provision of this Agreement, no payments shall be made hereunder to or for the benefit of the Executive if and to the extent that such payments are determined to be illegal.

          11. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if hand delivered or if sent by registered or certified mail, if to the Executive, at the last address he has filed in writing with the Company or, if to the Company, at its principal executive offices. Notices, requests, etc. shall be effective when actually received by the addressee or at such address.



          12.  Assignment and Benefit.

               (a) This Agreement is personal to the Executive and shall not be assignable by the Executive, by operation of law or otherwise, without the prior written consent of the Company, otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including without limitation, any subsidiary of the Company to which the Company may assign any of its rights hereunder; provided, however, that no assignment of this Agreement by the Company, by operation of law or otherwise, shall relieve it of its obligations hereunder, except an assignment of this Agreement to, and its assumption by, a successor pursuant to subsection (c) below.

               (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation operation of law or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, but, irrespective of any such assignment or assumption, this Agreement shall inure to the benefit of and be binding upon such a successor. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

          13. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws.

          14. Full Settlement. In the event of the termination of the Executive's Employment Period under this Agreement, the payments and other benefits provided for by this Agreement (except as otherwise provided under the express terms of any compensation or benefit plans of the Company or its subsidiaries or as may otherwise be provided by applicable law) shall constitute the entire obligation of the Company and its subsidiaries to the Executive and shall also constitute full and complete settlement of any claim under law or in equity that the Executive might otherwise assert against the Company, its subsidiaries or any of its or their respective directors, officers or employees on account of such termination of employment.

          15. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof, and it may not be altered or amended except by an agreement in writing.

          16. No Waiver. The failure to insist upon strict compliance with any provision of this Agreement by any party shall not be deemed to be a waiver of any future noncompliance with such provision or of noncompliance with any other provision.

          17. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, and attested by its Secretary or Assistant Secretary, all as of the day and year first above written.


                              EXECUTIVE


                              ------------------------------------
                              [name]


                              HUNT MANUFACTURING CO.


                              By
                                ----------------------------------
                                Its
                                   -------------------------------


ATTEST:



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